[AMERICAN SEAFOODS GROUP LLC LETTERHEAD]

March 27, 2006

Via Federal Express

CEDE & Co.

Box 20

Bowling Green Station

New York, NY 10274

Re: Notice of Optional Redemption: American Seafoods Group LLC, and American Seafoods Finance, Inc. -- 10 1/8% Senior Subordinated Notes Due 2010 (CUSIP No. 02944PAB5)

Ladies and Gentlemen:

American Seafoods Group LLC, a Delaware limited liability company (the "Company"), under the Indenture dated as of April 18, 2002, among the Company, American Seafoods Finance, Inc. (formerly known as American Seafoods, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company, the guarantors a party thereto and Wells Fargo Bank, National Association (formerly known as Wells Fargo Bank Minnesota, National Association), as Trustee (the "Trustee"), as previously amended and supplemented (the "Indenture"), hereby gives notice of the redemption of the 10 1/8% Senior Subordinated Notes Due 2010 (CUSIP No. 02944PAB5) (the "2010 Note"). Capitalized terms used in this notice shall have the meanings assigned to those terms in the Indenture.

  The redemption date is April 27, 2006.

  The redemption price is 105.063% of the principal amount of the 2010 Note, plus accrued and unpaid interest and Liquidated Damages, if any thereon, to, but not including, April 27, 2006.

  All of the outstanding principal amount of the 2010 Note (presently $175,000,000) will be redeemed.

  The name and address of the Paying Agent is:

Wells Fargo Bank, N.A.

Corporate Trust Operations

Attention: Reorganization Department

Sixth Street and Marquette Ave.; N9303-121

Minneapolis, MN  55479

  The 2010 Note must be surrendered to the Paying Agent to collect the redemption price and become due on April 27, 2006.

  Unless the Company defaults in making the redemption payment, interest, and Liquidated Damages, if any, on the 2010 Note ceases to accrue on and after April 27, 2006.

  The 2010 Note is being redeemed pursuant to Paragraph 5 of the 2010 Note and Section 3.07 of the Indenture.

  No representation is made as to the correctness or accuracy of the CUSIP number listed in this notice or printed on the 2010 Note.

Very truly yours,

/s/ Brad Bodenman

Brad Bodenman

Chief Financial Officer